UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

REMSLEEP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53450	47-5386867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14175 Icot Boulevard, Suite 300

Clearwater, Florida 33760

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 813-367-3855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement and Warrant

On September 18, 2023, Remsleep Holdings, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Janbella Group, LLC (“Janbella”), pursuant to which Janbella has agreed to purchase from the Company up to 300,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to certain limitations, from time-to-time during the term of the Purchase Agreement. The term of Janbella’s obligation to purchase the Common Stock commences on the effectiveness of a registration statement on Form S-1, to be filed by the Company (the “Registration Statement”), and ends on the earlier of (i) an event of default under the Purchase Agreement; or, (ii) 15-days written notice from one party to the other.

The Company may, from time-to-time and in its sole discretion, direct Janbella to purchase shares of the Company’s Common Stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on a discount to the market price of the Company’s Common Stock at the time of sale as computed under the Purchase Agreement. Janbella may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits the Company from directing Janbella to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Janbella, would result in Janbella and its affiliates exceeding 4.99% of the Company’s then outstanding equity.

Pursuant to the terms of the Purchase Agreement, the Company issued a three year warrant to purchase 15,000,000 shares of Company Common Stock to Janbella, at a purchase price of $0.012 per share, as additional consideration for its commitment to purchase shares of the Company’s Common Stock under the Purchase Agreement (the “Warrant”). The Warrant is fully earned upon the delivery of the first put notice from the Company to Janbella. The Warrant provides for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events. The Warrant also contains a cashless exercise feature.

The foregoing description of the Purchase Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Warrant, a copy of which is attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated by reference herein.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Janbella, dated as of September 18, 2022, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the shares of Common Stock that have been or may be issued to Janbella under the Purchase Agreement within 30 days of the date of the Purchase Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 3.02. Unregistered Shares of Equity Securities.

The applicable information contained above in Item 1.01 relating to the Purchase Agreement and the Warrant is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Janbella in the Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. Janbella represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the securities as principal for its own account and not with a view to or for distributing or reselling the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant issued to Janbella Group, LLC.
10.1	Form of Securities Purchase Agreement between Remsleep Holdings, Inc and Janbella Group, LLC
10.2	Form of Registration Rights Agreement between Remsleep Holdings, Inc and Janbella Group, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 22 September 2023	REMSLEEP HOLDINGS, INC.

	BY:	/S/ THOMAS J. WOOD
Thomas J. Wood,
Chief Executive Officer

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